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BA0/178502/1
           SALOMON BROTHERS INVESTORS VALUE FUND, INC

                      ARTICLES OF AMENDMENT


          Salomon Brothers Investors Value Fund Inc, a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

          FIRST:      The   Charter  of  the   Corporation   (the
"Charter") is hereby amended by deleting Article SECOND and inserting in lieu thereof the following:

                      SECOND:     The  name  of  the  Corporation
(hereinafter  called  the "Corporation") is Legg  Mason  Partners
Investors Value Fund, Inc.


          SECOND: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

          THIRD:    These Articles of Amendment to the Charter of
the  Corporation shall become effective at 9:00 a.m. on  November
20, 2006.



          IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman, President and Chief Executive Officer and witnessed by its Assistant Secretary on this 15th day of November, 2006.

WITNESS:                      SALOMON BROTHERS INVESTORS VALUE
                              FUND, INC



_______________________            By:__________________________
Barbara J. Allen                        R. Jay Gerken
Assistant Secretary                Chairman, President and Chief
                              Executive Officer

     THE UNDERSIGNED, Chairman, President and Chief Executive Officer of Salomon Brothers Investors Value Fund Inc who executed on behalf of the Corporation the Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.

                              _______________________________
                              R. Jay Gerken
                              Chairman, President and Chief
Executive Officer